                                    UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D. C. 20549


                                     FORM 8-K/A-2


                                    CURRENT REPORT


                           Pursuant to Section 13 or 15(d)
                        of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported):   JANUARY 21, 1997


                                 IMCO Recycling Inc.
--------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)


                                       Delaware
--------------------------------------------------------------------------------
                (State or other jurisdiction of incorporation)


             1-7170                                       75-2008280
 (Commission File Number)                     (IRS Employer Identification No.)


5215 North O'Connor Blvd., Suite 940, Irving, Texas                    75039
--------------------------------------------------------------------------------
    (Address of principal executive office)                         (Zip Code)


         Registrant's telephone number, including area code   (972) 869-6575


                                    Not Applicable
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     *(a) Financial Statements of Businesses Acquired:

    Financial Statements of IMSAMET, Inc.
    -    Report of Independent Auditors
    -    Consolidated Balance Sheet at December 31, 1996
    -    Consolidated Statement of Earnings for the year ended December 31,
         1996
    - Consolidated Statement of Stockholder's Equity for the year ended December 31, 1996
    -    Consolidated Statement of Cash Flows for the year ended December 31,
         1996
    -    Notes to Consolidated Financial Statements

     *(b) Pro Forma Financial Information

    -    Condensed Consolidated Pro Forma Balance Sheet at December 31, 1996
    - Condensed Consolidated Pro Forma Statement of Earnings for the year ended December 31, 1996
    -    Notes to Condensed Consolidated Pro Forma Financial Statements

     (c) Exhibits:

** 2.1 Stock Purchase Agreement by and among IMCO Recycling Inc., EnviroSource, Inc. and IMSAMET, Inc. dated November 26, 1996. (In accordance with Item 601 of Regulation S-K, the copy of the IMSAMET Agreement filed with the Securities and Exchange Commission (the "Commission") does not include the schedules or exhibits thereto. The Company agrees to furnish such information supplementally to the Commission upon request.)

** 2.2 Amendment No. 1 to Stock Purchase Agreement by and among IMCO Recycling Inc., EnviroSource, Inc. and IMSAMET, Inc. dated January 21, 1997.

** 2.3 Credit Agreement by and among IMCO Recycling Inc., the Subsidiary Guarantors named therein, the Lenders thereunder, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Texas Commerce Bank National Association, dated January 21, 1997. (In accordance with Item 601 of Regulation S-K, the copy of the Credit Agreement filed with the Commission does not include the schedules or exhibits thereto. The Company agrees to furnish such information supplementally to the Commission upon request.)

** 2.4  Security Agreement by and among IMCO Recycling Inc., the
        Subsidiary Guarantors named therein and Texas Commerce Bank National Association as Administrative Agent for the Lenders, dated January 21, 1997.

*  23.1 Consent of Ernst & Young LLP

----------------------
*   Filed herewith.
** Previously filed.

                                      SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       IMCO RECYCLING INC.

                                       By: /s/ Robert R. Holian
                                          ----------------------------------
                                           Robert R. Holian
                                           Vice President and Controller
                                           Principal Accounting Officer

Date:    April 4, 1997

                         Report of Independent Auditors

The Board of Directors
IMCO Recycling Inc.

We have audited the accompanying consolidated balance sheet of IMSAMET, Inc. as of December 31, 1996, and the related consolidated statements of income, stockholder's equity and cash flows for the year then ended. These financial statements are the responsibility of the management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of IMSAMET, Inc. as of December 31, 1996, and the consolidated results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.



                                     ERNST & YOUNG LLP

Dallas, Texas
March 13, 1997

                                  IMSAMET, Inc.

                           Consolidated Balance Sheet

                                December 31, 1996


ASSETS
Current assets:
  Cash and cash equivalents                                        $     824,625
  Accounts receivable                                                  3,881,897
  Other receivables                                                      199,373
  Inventories (NOTE 2)                                                 1,251,102
  Prepaid expenses                                                       387,263
                                                                   -------------
Total current assets                                                   6,544,260

Property and equipment:
  Land                                                                   424,916
  Buildings and improvements                                          10,951,561
  Machinery, equipment, and improvements                              19,055,136

                                                                      30,431,613
Less accumulated depreciation                                         12,574,976
                                                                   -------------
Property and equipment, net                                           17,856,637

Investment in joint venture                                              914,280
Goodwill, net of accumulated amortization of $4,313,310               12,947,923
Other assets                                                           1,228,806
                                                                   -------------
Total assets                                                       $  39,491,906
                                                                   -------------
                                                                   -------------

LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
  Accounts payable                                                 $   1,209,771
  Accrued salaries and benefits                                          176,233
  Accrued liabilities                                                    484,120
                                                                   -------------
Total current liabilities                                              1,870,124

Minority interest                                                      1,525,917
Deferred income taxes (NOTE 3)                                           650,000

Stockholder's equity
  Common stock; par value $1; 1,000 shares authorized;
   1,000 shares issued and outstanding                                     1,000
  Additional paid-in capital                                          34,246,672
  Retained earnings                                                    1,198,193
                                                                   -------------
Total stockholder's equity                                            35,445,865
                                                                   -------------
Total liabilities and stockholder's equity                         $  39,491,906
                                                                   -------------
                                                                   -------------


SEE ACCOMPANYING NOTES.

                                  IMSAMET, Inc.

                       Consolidated Statement of Earnings

                          Year ended December 31, 1996



Revenues (NOTE 6)                                                  $  37,399,174
Cost of sales (NOTE 4)                                                31,115,640
                                                                   -------------
Gross profit                                                           6,283,534

Selling, general, and administrative expenses                          2,275,906
Minority interest                                                        446,263
Equity in earnings of joint venture                                    (149,629)
Loss on disposal of assets                                                60,288
Interest expense to affiliates, net (NOTE 4)                           1,532,958
                                                                   -------------
Income before income taxes                                             2,117,748
                                                                   -------------

Provision for income taxes (NOTE 3)                                      615,000
                                                                   -------------

Net earnings                                                       $   1,502,748
                                                                   -------------
                                                                   -------------



SEE ACCOMPANYING NOTES.

                                  IMSAMET, Inc.

                 Consolidated Statement of Stockholder's Equity

                          Year ended December 31, 1996


                                                  COMMON STOCK            Additional        Retained
                                             ----------------------        Paid-In          Earnings
                                             Shares          Amount        Capital          (Deficit)          Total
                                             ------          ------         -------         ---------         ------

Balance at December 31, 1995                  1,000         $  1,000    $  18,597,229     $  (304,555)    $  18,293,674

 Net earnings                                   -                -             -             1,502,748         1,502,748

 Net payable to affiliates
   contributed to capital (NOTE 4)              -                -         15,649,443                -        15,649,443
                                            -------         --------    -------------     ------------     -------------

Balance at December 31, 1996                  1,000         $  1,000    $  34,246,672     $  1,198,193     $  35,445,865
                                            -------         --------    -------------     ------------     -------------
                                            -------         --------    -------------     ------------     -------------



SEE ACCOMPANYING NOTES.

                                  IMSAMET, Inc.

                      Consolidated Statement of Cash Flows

                          Year ended December 31, 1996


OPERATING ACTIVITIES
Net earnings                                                       $  1,502,748
Non cash items included in income:
  Depreciation and amortization                                       2,948,916
  Minority interest                                                     446,263
  Equity in earnings of joint venture                                  (149,629)
  Loss on sale of assets                                                 60,288
  Deferred income tax benefit                                           (88,586)
Changes in assets and liabilities:
  Accounts receivable                                                  (231,742)
  Other receivables                                                     (52,208)
  Inventories                                                           627,403
  Prepaid expenses                                                       42,279
  Other assets                                                           (4,070)
  Accounts payable                                                     (153,571)
  Repayment of payable to affiliate, net                             (1,797,889)
  Accrued salaries and benefits                                        (352,594)
  Accrued liabilities                                                  (328,061)
                                                                   ------------
Net cash provided by operating activities                             2,469,547
                                                                   ------------

INVESTING ACTIVITIES
Additions to property and equipment                                  (1,078,860)
Proceeds from investiment in joint venture                              200,000
Payments to minority interest                                          (390,000)
Proceeds from sale of equipment                                          32,816
                                                                   ------------
Net cash used in investing activities                                (1,236,044)

FINANCING ACTIVITIES
Repayment of debt                                                      (972,646)

Net increase in cash and cash equivalents                               260,857
Cash and cash equivalents at beginning of year                          563,768
                                                                   ------------
Cash and cash equivalents at end of year                           $    824,625
                                                                   ------------
                                                                   ------------



SEE ACCOMPANYING NOTES.

                                  IMSAMET, Inc.

                   Notes to Consolidated Financial Statements


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF CONSOLIDATION

The accompanying consolidated financial statements include the accounts of IMSAMET, Inc. and its subsidiaries (the Company), a wholly owned subsidiary of EnviroSource Inc., ("EnviroSource") at December 31, 1996.

In January 1997, all of the Company's outstanding common stock was acquired by IMCO Recycling Inc. ("IMCO") for $58,000,000 in cash. IMCO operates and owns or has an interest in aluminum recycling plants located in the United
States and Europe.

The Company's principal business involves the owning and operating of aluminum recycling facilities. The Company recycles scrap material for a fee and returns the material to its customers. The Company also purchases aluminum scrap on the open market, recycles, and sells it.

All significant intercompany accounts and transactions have been eliminated upon consolidation. Investments in affiliated companies, owned 50% or less, are recorded by the Company on the equity method.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.
Actual results could differ from those estimates.

INVENTORIES

Inventories are stated at the lower of cost (moving average) or market.

                                  IMSAMET, Inc.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


CREDIT RISK

A majority of the Company's accounts receivable are due from companies in the aluminum industry. Credit is extended based on evaluation of the customers' financial condition and, generally, collateral is not required. Credit losses have historically been minimal.


PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Major renewals and improvements are capitalized, while maintenance and repairs are expensed when incurred. Depreciation is computed by the straight-line method over the estimated useful lives of the related assets. Estimated useful lives range from seven to 15 years for buildings and improvements and three to 15 years for machinery and equipment.

Depreciation expense for the year ended December 31, 1996 was $2,224,614.

The Company reviews its property and equipment for impairment when changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Impairment is measured as the amount by which the carrying amount of the asset exceeds the estimated fair value of the asset less disposal costs.


GOODWILL

Goodwill is amortized on a straight-line basis over 15 to 40 years. Management regularly reviews the remaining goodwill with consideration toward recovery through future operating results. Amortization of goodwill was $540,708 for the year ended December 31, 1996.

2. INVENTORIES

Inventories consist of the following at December 31, 1996:

          Raw materials               $    189,668
          Finished goods                 1,061,434
                                      ------------
                                      $  1,251,102
                                      ------------
                                      ------------

                                  IMSAMET, Inc.

3. INCOME TAXES

The results of operations of the Company for the year ended December 31, 1996 will be included in the consolidated income tax returns of EnviroSource. The current income tax provision included in the statement of earnings reflects amounts paid to EnviroSource. The Company uses the asset and liability method of accounting for deferred income taxes, whereby, a deferred tax asset or liability is recognized for estimated future tax effects attributable to temporary differences and carryforwards.

The components of the provision for income taxes for the year ended December 31, 1996 were as follows:

     Current:
      Federal                                $  251,586
      State and local                           452,000
                                            -----------
     Total current                              703,586

     Deferred:
      Federal                                   (71,561)
      State and local                           (17,025)
                                            -----------
     Total deferred                             (88,586)
                                            -----------
     Provision for income taxes              $  615,000
                                            -----------
                                            -----------


The provision for income taxes computed by applying the federal statutory tax rate to earnings before income taxes differed from the provision for income taxes as follows for the year ended December 31, 1996:

    Income taxes at the federal statutory rate           $  741,211
    State income taxes                                      282,734
    Adjustment resulting from inclusion in
     consolidated returns of EnviroSource                  (408,945)
                                                         -----------
    Provision for income taxes                           $  615,000
                                                         -----------
                                                         -----------


The entire balance of deferred tax liabilities at December 31, 1996 relates to temporary differences resulting from accelerated depreciation of property and equipment for income tax purposes.

                                  IMSAMET, Inc.

4. CERTAIN RELATED PARTY TRANSACTIONS

For the year ended December 31, 1996, the Company was included under workers' compensation and general liability insurance policies of EnviroSource. EnviroSource charged the Company $113,779 for this coverage. Also for the year ended December 31, 1996, the Company participated in EnviroSource's multi-employer pension and profit sharing plans and was charged $73,372. The Company believes these charges approximate EnviroSource's cost of providing the insurance coverage and employee benefits.

For the year ended December 31, 1996, EnviroSource charged the Company a management fee of $1,272,000.

During the year ended December 31, 1996, EnviroSource charged the Company interest on the balance of the Company's payable to EnviroSource at a rate of prime plus two percent. The net payable to EnviroSource and its affiliates was contributed to capital on December 31, 1996.

5. LEASE COMMITMENTS

The Company operates facilities in Arizona and Utah that are situated on land rented from third parties under noncancelable operating lease agreements. The Company has other operating leases, primarily for transportation equipment. Rent expense for the year ended December 31, 1996 was $666,889. Future minimum lease payments for all noncancelable operating leases as of December 31, 1996, amount to $453,098 in 1997, $437,213 in 1998, $324,527 in 1999, $166,422 in 2000, and
$39,189 in 2001.

6. MAJOR CUSTOMERS

The Company markets the aluminum it produces to distributors and end users, principally in the United States. One customer accounted for approximately 35% of the Company's revenues for the year ended December 31, 1996.

PRO FORMA FINANCIAL INFORMATION

    On January 21, 1997, IMCO Recycling Inc., (the "Company"), acquired 100% of the issued and outstanding capital stock of IMSAMET, Inc., ("IMSAMET"), in exchange for $58,000,000 in cash pursuant to the terms of a Stock Purchase Agreement (the "IMSAMET Agreement") among the Company, IMSAMET and EnviroSource, Inc. IMSAMET, through its wholly-owned subsidiaries Imsamet of Utah, Inc. and Imsamet of Idaho, Inc., operates aluminum processing facilities in Wendover, Utah and Post Falls, Idaho, respectively. IMSAMET also owns a seventy percent partnership interest in an aluminum processing facility in Goodyear, Arizona. These three facilities process and recycle aluminum scrap and drosses. IMSAMET also owns a fifty percent partnership interest in a salt recovery facility in Wendover, Utah. The Company intends to continue operating the business and assets of IMSAMET in a similar manner as they were operated prior to the Company's acquisition of IMSAMET.

    The unaudited condensed consolidated pro forma statements of earnings for the year ended December 31, 1996 have been derived from historical consolidated financial statements of both the Company and IMSAMET. Both the Company and IMSAMET's year end is December 31. The condensed consolidated pro forma statements of earnings have been prepared assuming the acquisition occurred as of the beginning of the period.

    The unaudited pro forma condensed consolidated balance sheet as of December 31, 1996 has been prepared as if the acquisition of IMSAMET had occurred on that date and reflects the adjustments as shown in the footnotes following the pro forma statements.

    In the opinion of the Company this information reflects all adjustments necessary to present fairly such pro forma data; however, such statements should not be considered indicative of the actual results that would have been achieved had the acquisition been completed on the dates or periods indicated, and they do not purport to indicate the results of earnings as of any future date or for any future periods.

    The acquisition has been accounted for by the purchase method. Accordingly, the assets and liabilities of IMSAMET have been adjusted to their estimated fair values, as determined by the management of the Company, to reflect the allocation of the costs of the acquisition by the Company.

                             IMCO RECYCLING INC.
               CONDENSED CONSOLIDATED PRO FORMA BALANCE SHEET
                            AT DECEMBER 31, 1996
                               (IN THOUSANDS)

                                                                   PRO          PRO
                                                                  FORMA        FORMA
                                              IMCO    IMSAMET   ADJUSTMENT     TOTAL
                                            --------  -------   ----------     -----
ASSETS
Current assets                              $ 53,316  $ 6,544    $110,100 (A)
                                                                  (58,000)(B)
                                                                  (52,100)(C) $ 59,860
Property and equipment, net                   86,308   17,857       5,000 (F)  109,165
Intangible assets                              9,533   12,948       2,660 (C)
                                                                     (243)(D)
                                                                   26,023 (F)   50,921
Investments in joint ventures                 14,187      914           -       15,101
Investment in IMSAMET                              -        -      58,000 (B)
                                                                    1,990 (E)
                                                                      250 (C)
                                                                  (60,240)(F)        -
Other assets, net                              1,363    1,229      (1,229)(F)     1,363
                                            --------  -------    --------      --------
TOTAL ASSETS                                $164,707  $39,492    $ 32,211      $236,410
                                            --------  -------    --------      --------
                                            --------  -------    --------      --------
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities                         $ 20,667  $ 1,870    $  5,500 (A)
                                                                   (2,000)(C)
                                                                   (2,000)(C)
                                                                     (737)(C)
                                                                      750 (E)  $ 24,050
Long-term debt                                48,202        -     104,600 (A)
                                                                  (42,500)(C)   110,302
Other long-term liabilities                    1,647    1,526       1,240 (E)
                                                                    5,000 (F)     9,413
Deferred income taxes                          5,856      650        (742)(C)
                                                                      (92)(D)     5,672
Stockholders' equity                          88,335   35,446      (1,211)(C)
                                                                     (151)(D)
                                                                  (35,446)(F)    86,973
                                            --------  -------    --------      --------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY  $164,707  $39,492    $ 32,211      $236,410
                                            --------  -------    --------      --------
                                            --------  -------    --------      --------

See accompanying notes to condensed consolidated pro forma financial statements.

                              IMCO RECYCLING INC.
             CONDENSED CONSOLIDATED PRO FORMA STATEMENT OF EARNINGS
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                        (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                PRO              PRO
                                                               FORMA            FORMA
                                       IMCO       IMSAMET    ADJUSTMENT         TOTAL
                                    -----------   --------   -----------      ----------
REVENUES                            $   210,871   $ 37,399   $        -        $248,270
   Cost of sales                        185,333     31,116       (1,272)(G)
                                                                    500 (H)     215,677
                                    -----------   --------   -----------      ----------
GROSS PROFIT                             25,538      6,283          772          32,593
   Selling, general and
    administrative expenses              11,774      2,336         (902)(I)
                                                                    574 (J)      13,782
   Interest expense                       3,421      1,533        3,274 (K)       8,228
   Interest income                         (623)         -            -            (623)
   Equity in (earnings) loss of
    joint ventures                          114       (150)           -             (36)
                                    -----------   --------   -----------      ----------
INCOME BEFORE PROVISION FOR
 INCOME TAXES, MINORITY INTEREST,
 AND EXTRAORDINARY ITEM                  10,852      2,564       (2,174)         11,242

   Provision for income taxes             4,132        615         (306)(L)       4,441
                                    -----------   --------   -----------      ----------
INCOME BEFORE EXTRAORDINARY ITEM
 AND MINORITY INTEREST                    6,720      1,949       (1,868)          6,801
   Minority interest                          -        446          (30)(M)         416
                                    -----------   --------   -----------      ----------
EARNINGS BEFORE EXTRAORDINARY ITEM       $6,720     $1,503      $(1,838)         $6,385
                                    -----------   --------   -----------      ----------
                                    -----------   --------   -----------      ----------
NET EARNINGS PER COMMON SHARE
 BEFORE EXTRAORDINARY ITEM                $0.55                                   $0.52
                                    -----------                               ----------
                                    -----------                               ----------
Weighted average common and common
 equivalent shares outstanding       12,308,904                              12,308,904
                                    -----------                               ----------
                                    -----------                               ----------

See accompanying notes to condensed consolidated pro forma financial statements.

                                 IMCO RECYCLING INC.
                                  DECEMBER 31, 1996
                           NOTES TO CONDENSED CONSOLIDATED
                            PRO FORMA FINANCIAL STATEMENTS
                                (DOLLARS IN THOUSANDS)

The pro forma adjustments to the historical financial statements are as follows:

A.  To record proceeds under new Credit Agreement dated January 21, 1997.

B.  To record purchase of the capital stock of IMSAMET, Inc.

C.  To record the following payments:

          Repayment of existing debt--long-term                       $42,500
          Repayment of existing debt--current maturities of long-term   2,000
          Repayment of existing debt--short-term                        2,000
          Payment of accrued interest on existing debt                    737
          Payment of debt issuance costs for new Credit Agreement       2,660
          Payment for penalty on early retirement of debt               1,953
          Other                                                           250
                                                                      -------
          Total payments                                              $52,100
                                                                      -------
                                                                      -------

    The early debt retirement payment penalty resulted in an extraordinary loss of $1,211 net income tax benefit of $742.

D. To record the write-off of existing debt issuance costs of $243 which resulted in an extraordinary loss of $151 net income tax benefit of $92.

E.  To record accrual of severance pay and other merger related costs.

F. To adjust assets and liabilities under the purchase method of accounting based on the Company's purchase price. The Company's purchase price has been allocated to the consolidated assets and liabilities of IMSAMET, Inc. based on preliminary estimates of fair values with the remaining purchase price allocated to goodwill. The information presented herein may differ from the actual purchase price allocation.

    The preliminary allocation of the purchase price included in the pro forma balance sheet is summarized as follows:

                        Working capital         $ 4,674
                        Property and equipment   22,857
                        Goodwill                 38,971
                        Other noncurrent assets     914
                        Noncurrent liabilities   (7,176)
                                                -------
                        Total                   $60,240
                                                -------
                                                -------

                                 IMCO RECYCLING INC.
                                  DECEMBER 31, 1996
                           NOTES TO CONDENSED CONSOLIDATED
                            PRO FORMA FINANCIAL STATEMENTS
                                (DOLLARS IN THOUSANDS)

G.  To reverse management fees charged IMSAMET by its former parent.

H. To reflect additional depreciation expense on the fair value of the assets acquired. Pro forma depreciation is computed on a straight-line method over the estimated useful lives of the assets acquired.

I. To eliminate expenses related to the IMSAMET corporate office which would not have been incurred had the acquisition occurred at the beginning of the period.

J. To record net increase in amortization expense for goodwill acquired and debt issuance costs for the new Credit Agreement. Goodwill is amortized on a straight-line basis over a 40 year life, and debt issuance costs are amortized over the 7 year term of the Credit Agreement.

K. To adjust interest expense to (i) eliminate interest expense on the existing debt of the Company which was retired ($3,120), (ii) eliminate interest expense incurred by IMSAMET on debt to its former parent ($1,533), and (iii) record interest expense on borrowings under the new Credit Agreement ($7,927). Pro forma interest expense on borrowings under the new Credit Agreement was computed using LIBOR plus 1.5%. An increase of .125% in the assumed interest rate would increase pro forma interest expense by $138 for the year.

L. To record additional income taxes based on the combined effective federal and state income tax rates as if the acquisition had occurred at the beginning of the year.

M.  To adjust minority interest related to additional depreciation expense.

                                    EXHIBIT INDEX


 EXHIBIT
 NUMBER                           DESCRIPTION
--------------------------------------------------------------------------------
 **2.1 Stock Purchase Agreement by and among IMCO Recycling Inc.,
       EnvirSource, Inc. and IMSAMET, Inc. dated November 26, 1996. (In accordance with Item 601 of Regulation S-K, the copy of the IMSAMET Agreement filed with the Securities and Exchange Commission (the "Commission") does not include the schedules or exhibits thereto. The Company agrees to furnish such information supplementally to the Commission upon request.)

 **2.2 Amendment No. 1 to Stock Purchase Agreement by and among
       IMCO Recycling Inc., EnviroSource, Inc. and IMSAMET, Inc. dated January 21, 1997.

 **2.3 Credit Agreement by and among IMCO Recycling Inc., the
       Subsidiary Guarantors named therein, the Lenders thereunder, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Texas Commerce Bank National Association, dated January 21, 1997. (In accordance with Item 601 of Regulation S-K, the copy of the Credit Agreement filed with the Commission does not include the schedules or exhibits thereto. The Company agrees to furnish such information supplementally to the Commission upon request.)

 **2.4 Security Agreement by and among IMCO Recycling Inc., the
       Subsidiary Guarantors named therein and Texas Commerce Bank National Association as Administrative Agent for the Lenders, dated January 21, 1997.

 *23.1 Consent of Ernst & Young LLP

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*  Filed herewith.
** Previously filed.